UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2005

MAYOR’S JEWELERS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-9647	59-2290953

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14051 Northwest 14th Street, Suite 200
Sunrise, Florida 33323
(Address of Principal Executive Offices)

954-846-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On April 1, 2005, Mayor’s Jewelers, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with Daisy S. Chin-Lor to become the Company’s Senior Vice President and Chief Marketing Officer. Pursuant to the Agreement, Ms. Chin-Lor will receive an annual gross base salary of $250,000, which is subject to performance-based annual increases at the Company’s discretion. Other compensation and benefits include a performance-based bonus, eligibility for long-term incentive awards and a monthly car and living expense allowance. The Company may terminate the Agreement at any time with or without Cause (as defined in the Agreement). Ms. Chin-Lor may terminate the Agreement by giving the Company at least ninety-days written notice. If the Company exercises its right to terminate Ms. Chin-Lor without Cause, she will be paid her salary through her termination date, will receive the pro rata share of the bonus to which she would have been entitled for that fiscal year and will receive her salary and living expenses allowance for an additional six months.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAYOR’S JEWELERS, INC.
	By:	/s/ Marc Weinstein
		Name:	Marc Weinstein
Dated: April 6, 2005		Title:	Senior Vice President and Chief Administrative Officer